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                                                                    Exhibit 99.2

June 30, 2003





Gregory M. Shepard, Esq.
15 Country Club Place
Bloomington, IL 61701

Dear Mr. Shepard:

At a meeting yesterday, State Automobile Mutual Insurance Company's Board of Directors considered your most recent communications and related materials and determined not to enter into discussions with you. The decision followed consideration of a report of its Special Committee, comprised entirely of outside directors, and endorsement by the Board of the Special Committee's determination that:

          - Your proposals appear to follow a pattern of making impractical proposals with wide publication, aimed at pressuring pursuit of a transaction for short-term gain;

          - Your proposals provide no additional resources or insurance business opportunities to the Company; and

          - There appears to be no benefit for the Company or its constituencies from engaging in discussions with you.

Sincerely,

/s/ Robert H. Moone

Robert H. Moone
President and Chief Executive Officer
State Automobile Mutual Insurance Company